EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT
Pursuant to 18 U.S.C. § 1350

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certifies that (i) the Quarterly Report of Shore Bancshares, Inc. on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.

Date: August 9, 2005	/s/ Susan E. Leaverton
Susan E. Leaverton
Treasurer/Principal Accounting Officer